Exhibit 99.1
Bioventus Completes Divestiture of its Advanced Rehabilitation Business to Accelmed Partners
January 2, 2025
DURHAM, N.C., Jan. 02, 2025 (GLOBE NEWSWIRE) -- Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, announced today that it has successfully completed the divestiture of its Advanced Rehabilitation business to Accelmed Partners (“Accelmed”), a private equity firm focused on acquiring and growing commercial-stage HealthTech companies. The transaction, announced on October 1, 2024, enables Bioventus to continue improving its focus and execution within the Company’s core businesses, while also delivering approximately $20 million of net closing proceeds to enhance liquidity.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
About Accelmed Partners
Accelmed is a U.S.-based private equity firm focused on acquiring and investing in U.S. commercial stage, lower middle market HealthTech companies. Since 2009, Accelmed has deployed over $500 million into companies spanning medical devices, diagnostics, digital health and technology-enabled healthcare services. Accelmed seeks to accelerate value and scale innovation across the HealthTech field by bringing to bear the team’s industry experience, operational and financial expertise, and strong global relationships. For more information, please visit www.accelmed.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Any statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the Company’s future growth, operating margins, market leadership and strategy, the expected proceeds from the divestiture, and the use of such proceeds to repay existing debt. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “possible,” “predict,” “project,” “propose,” “potential,” “positioned,” “seek,” “should,” “strive,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward- looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated herein include, but are not limited to, our ability to successfully complete the planned divestiture of the Rehabilitation Business, our dependence on a limited number of products; our ability to develop, acquire and commercialize new products, line extensions or expanded indications; the continued and future acceptance of our existing portfolio of products and any new products, line extensions or expanded indications by physicians, patients, third-party payers and others in the medical community; our ability to achieve and maintain adequate levels of coverage and/or reimbursement for our products, the procedures using our products, or any future products we may seek to commercialize; our ability to recognize the benefits of our investments; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; competition against other companies; our ability to continue to research, develop and manufacture our products if our facilities are damaged or become inoperable; failure to comply with the extensive government regulations related to our products and operations; enforcement actions if we engage in improper claims submission practices or in improper marketing or promotion of our products; the FDA regulatory process and our ability to obtain and maintain required regulatory clearances and approvals; the clinical studies of any of our future products that do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere; we are subject to securities litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the quarterly reports on Form 10-Q, and as such factors may be further updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

Investor and Media Inquiries:
Dave Crawford
919-474-6787
dave.crawford@bioventus.com